UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NeuroSigma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3105690
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10960 Wilshire Boulevard, Suite 1910, Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-198374 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of common stock, par value $0.0001 per share, of NeuroSigma, Inc. (the “Company”) being registered hereunder is set forth under the caption entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-198374), as initially filed with the Securities and Exchange Commission on August 26, 2014, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are to be registered on The NASDAQ Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEUROSIGMA, INC.

Date: October 6, 2014	By:	/s/ Leon Ekchian
	Name:	Leon Ekchian
	Title:	President and Chief Executive Officer